Exhibit 28A

                         JERSEY CENTRAL POWER & LIGHT COMPANY
                         EMPLOYEE SAVINGS PLAN FOR BARGAINING
                                    UNIT EMPLOYEES

                       REPORT ON AUDITS OF FINANCIAL STATEMENTS
                                 for the years ended
                              December 31, 1995 and 1994





                         JERSEY CENTRAL POWER & LIGHT COMPANY
                 EMPLOYEE SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES

                            INDEX OF FINANCIAL STATEMENTS
                                       _______



                                                                       Page

          Report of Independent Accountant                                2

          Financial Statements:
            Statements of Net Assets Available for Plan
             Benefits as of December 31, 1995 and 1994                    3

            Statements of Changes in Net Assets Available
             for Plan Benefits for the years ended
              December 31, 1995 and 1994                                  4

            Notes to Financial Statements                              5-14







                           REPORT OF INDEPENDENT ACCOUNTANT



          To the Administrative Committee of the
          Jersey Central Power & Light Company
          Employee Savings Plan for Bargaining
          Unit Employees:

          I have audited the accompanying statements of net assets available for plan benefits of the Jersey Central Power & Light Company Employee Savings Plan for Bargaining Unit Employees (the "Plan") as of December 31, 1995, and the related statements of changes in net assets available for plan benefits for the year then ended. These financial statements are the responsibility of the management of the Plan. My responsibility is to express an opinion on these financial statements based on my audit. The financial statements of the Jersey Central Power & Light Company Employee Savings Plan for Bargaining Unit Employees as of December 31, 1994, were audited by other auditors whose report dated May 8, 1995, expressed an unqualified opinion on those statements.

          I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provide a reasonable basis for my opinion.

          In my opinion, the 1995 financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1995, and the changes in net assets available for plan benefits for the year then ended in conformity with generally accepted accounting principles.




          John Milligan


          105-107 N. 22nd Street
          Philadelphia, Pennsylvania
          May 3, 1996





                         JERSEY CENTRAL POWER & LIGHT COMPANY
                 EMPLOYEE SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES

                               STATEMENTS OF NET ASSETS
                             AVAILABLE FOR PLAN BENEFITS

                              December 31, 1995 and 1994
                                       _______



                                                    1995           1994

          Investments in GPU System Companies
           Master Savings Plan Trust a fair
            value                                $70,949,214    $54,101,066

          Participant loans receivable             2,231,781      1,772,994

          Net assets available for plan
           benefits                              $73,180,995    $55,874,060

































                        The accompanying notes are an integral
                          part of the financial statements.





                         JERSEY CENTRAL POWER & LIGHT COMPANY
                 EMPLOYEE SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES

                         STATEMENTS OF CHANGES IN NET ASSETS
                             AVAILABLE FOR PLAN BENEFITS
                    for the years ended December 31, 1995 and 1994
                                       _______


                                                     1995           1994

          Balances, beginning of year            $55,874,060    $49,304,755

          Increases:
            Contributions:
             Employee                              7,254,176      7,502,666
             Employer                              1,623,619        770,018

            Transfers from affiliated
             pension plans                           125,309        240,479

            Transfers from affiliated savings
             plans                                     8,345           -

            Interest on loans                        139,791        121,477

          Net investment gain in GPU System
           Companies Master Savings Plan Trust    10,040,329      1,124,524

                                                  19,191,569      9,759,164

          Decreases:
            Distributions and withdrawals          1,884,634      3,093,807

            Transfers to affiliated
             savings plans                            -              96,052

                                                   1,884,634      3,189,859

          Balances, end of year                  $73,180,995    $55,874,060














                        The accompanying notes are an integral
                          part of the financial statements.





                         JERSEY CENTRAL POWER & LIGHT COMPANY
                 EMPLOYEE SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES

                            NOTES TO FINANCIAL STATEMENTS
                                       _______

          1. General Description of the Plan:

             The following description of the Jersey Central Power & Light Company Employee Savings Plan for Bargaining Unit Employees ("Plan") provides only general information on the provisions of the Plan in effect on December 31, 1995. Participants should refer to the Benefits Handbook and the Plan document and prospectus for a more complete description of the Plan's provisions.

               General:

             The Plan is a defined contribution plan. In general, all bargaining employees of Jersey Central Power & Light Company ("Company") are eligible to participate after completing six months of service on a full-time basis.

             The Plan is intended to qualify as a cash or deferred profit sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code. It is subject to the provisions of the Employee Retirement Income Security Act of 1974. The Company generally absorbs all administrative costs of the Plan, except for certain Trust administration costs which are paid out of plan assets held in the Trust. A participant is eligible to transfer his account to an affiliated savings plan upon a change in his employment status.

             The Plan contains additional employer contribution and employee savings features. Participants have the option to transfer their 2% accounts in the Pension Plans to the Savings Plan. Participants may also "rollover" distributions received from other qualified plans to the Savings Plan.

               Contributions:

             The Plan provides two contribution options to a participant. Subject to certain limitations set forth in the Plan, the participant may elect (1) to have their base compensation reduced by an amount equal to any whole percentage (beforetax 401(k) contributions) which is contributed on behalf of the employee by the Company; and/or (2) to contribute by payroll deduction any whole percentage of base compensation (after-tax).






                                      Continued





                            NOTES TO FINANCIAL STATEMENTS
                                       _______


          1. General Description of the Plan, continued:

               Matching Program:

             The Company provides a matching contribution to the Plan on behalf of each participant, except certain temporary employees as defined in the Plan, in an amount equal to 50% of a participant's aggregate contributions up to 4% of the participant's base compensation.

               Investment Funds:

             Participants may elect to have their Plan accounts invested in one or more of the following eleven investment options:

             - Units of interest in a "Fixed Fund" managed by Fidelity
               Management Trust Company, the assets of which are invested primarily in contracts issued by insurance companies, banks or other financial institutions, and which have the objective of obtaining a relatively stable level of current income consistent with the preservation of capital and a high degree of liquidity.

             - Shares of the Fidelity Intermediate Bond Fund, an opened end mutual fund to which Fidelity Management Trust Company serves as investment advisor, and which has the objective of obtaining the highest level of income consistent with the preservation of capital over the long term.

             - Shares of the Fidelity Puritan Fund, an opened end mutual fund to which Fidelity Management Trust Company serves as investment advisor, and which has the primary objective of obtaining a balance between capital appreciation, preservation of capital and generation of income.

             - Shares of the Fidelity Retirement Growth Fund, an opened end mutual fund to which Fidelity Management Trust Company serves as investment advisor, and which has the primary objective of providing the opportunity for significant capital appreciation.

             - Shares of General Public Utilities Corporation ("GPU") stock fund.








                                      Continued





                            NOTES TO FINANCIAL STATEMENTS
                                       _______


          1. General Description of the Plan, continued:

               Investment Funds, continued:

             - Shares of the Fidelity U.S. Equity Index Commingled Pool
               Fund ("Fidelity S&P 500 Index Fund"), a commingled pool, to which Fidelity Management Trust Company serves as investment advisor, and which has the primary objective of providing investment results that correspond to the total return of the Standard & Poor's Index, a U.S. equity index made of 500 equity securities. This investment option was made available beginning July 1, 1993.

             - Shares of the Fidelity OTC Portfolio Fund, an opened end mutual fund, to which Fidelity Management Trust Company serves as investment advisor, and which has the primary objective of seeking long-term capital appreciation by investing in securities that are traded in the over-the-counter (OTC) securities market. This investment option was made available beginning January 1, 1995.

             - Shares of the Fidelity Overseas Fund, an opened end mutual fund, to which Fidelity Management Trust Company serves as investment advisor, and which has the primary objective of seeking long-term capital appreciation, primarily through investments in foreign securities. This investment option was made available beginning January 1, 1995.

             - Shares of the Fidelity Asset Manager: Income Fund, an opened end mutual fund, to which Fidelity Management Trust Company serves as investment advisor, and which has the primary objective of investing in domestic and foreign bonds (including emerging markets) and short term instruments for income, but allows some investment in stocks for their growth potential. This investment option was made available beginning January 1, 1995.

             - Shares of the Fidelity Asset Manager Fund, an opened end mutual fund, to which Fidelity Management Trust Company serves as investment advisor, and which has the primary objective of seeking a high total return with reduced risk over the long term. Asset Manager invests in all three investment classes; stocks, bonds and short term instruments both domestic and foreign. This investment option was made available beginning January 1, 1995.






                                      Continued





                            NOTES TO FINANCIAL STATEMENTS
                                       _______


          1. General Description of the Plan, continued:

               Investment Funds, continued:

             - Shares of the Fidelity Asset Manager: Growth Fund, an opened end mutual fund, to which Fidelity Management Trust Company serves as investment advisor, and which has the primary objective of investing in domestic and foreign stocks (including emerging markets), and bonds for growth and income, but allows some investment in short-term instruments. This investment option was made available January 1, 1995.

               Employee Participation in the Plan:

             The number of participating employees with account balances invested in each investment option at December 31, 1995 and 1994 was as follows:

                                                       1995      1994
                 Interest Income Fund                   1,058    1,038
                 Fidelity Intermediate Bond Fund          411      419
                 Fidelity Puritan Fund                  1,219    1,158
                 Fidelity Retirement Growth Fund        1,391    1,336
                 GPU Stock Fund                           359      370
                 Fidelity U.S. Equity Index Fund          121       76
                 Fidelity OTC Portfolio Fund              105      --
                 Fidelity Overseas Fund                    69      --
                 Fidelity Asset Manager Income Fund        11      --
                 Fidelity Asset Manager Fund               25      --
                 Fidelity Asset Manager Growth Fund        30      --

               The total number of participants in the Plan at December 31, 1995 and 1994 was 2,180 and 2,108, respectively, which was less than the sum of the number of participants shown in the schedule above because many participants were participating in more than one option.

                    Participant Accounts:

               Each participant's account is credited with the participant's contribution and with the matching contribution made by the Company with respect to the participant's contributions. Each account maintained for a participant also reflects the number of shares of each mutual fund and the number of shares of GPU stock, and the number of units of interest in the Interest Income Fund, in which the balance of that account is invested. All income, gain or loss attributable to the investment of the balance of any account maintained for a participant is credited or charged to that account.
                                      Continued





                            NOTES TO FINANCIAL STATEMENTS
                                       _______


          1.   General Description of the Plan, continued:

                    Vesting:

               Participants are 100% vested at all times in their Plan accounts.

                    Distributions and Withdrawals:

               A participant's Plan account balances become distributable upon termination of the participant's employment for any reason. Distributions of account balances in excess of $3,500 may be deferred, at the participant's election, up to age 70 1/2. If distribution of participant's account balance has not otherwise begun, it must begin by April 1st following the year in which the participant attained age
               70 1/2. Distributions generally are in the form of a single lump sum payment. The Plan permits withdrawals of account balances in the event of financial hardship or disability as defined in the Plan. A complete description of the Plan's terms and conditions for distributions and withdrawals can be found in the Plan document.

                    Loans to Participants:

               The Plan provides that loans may be made to a participant from the participant's account balance subject to certain conditions. The minimum amount of each loan is $1,000 with the maximum being $50,000, or certain lesser amounts as described in the Plan. Interest on the loan is credited to the participant's account. The rate is determined periodically by the Administrative Committee, based on current commercial rates. The interest rates for loans in excess of five years were 7.50% and 8.46%, and the interest rates for loans five years or less were 8.125% and 6.75% at December 31, 1995 and 1994, respectively.

                    Plan Termination:

               The Company reserves the right at any time to modify, suspend, amend or terminate the Plan. However, the Company cannot do so in such manner as will cause or permit any part of the Plan's assets to be used for or diverted to purposes other than for the exclusive benefit of participants or their beneficiaries.






                                      Continued





                            NOTES TO FINANCIAL STATEMENTS
                                       _______

          2.   Summary of Significant Accounting Policies:

                    Valuation of Investments:

               The amounts shown herein as the investment in the GPU System Companies Master Savings Plan Trust reflect the fair value of the assets held in such Trusts and the Plan's relative interest in the Trusts. The Plan's participation is measured at its value at the beginning of the valuation period plus net external cash flow (contributions, distributions, etc.) experienced by the Plan during the valuation period. Investment income, net realized gain
               (loss) on investments and net unrealized appreciation (depreciation) of investments are allocated to each participating plan based upon its accumulated monthly balance for each investment option (see Note 3).

               The net investment gain from the GPU System Companies Master Savings Plan Trust for the years ended December 31, 1995 and 1994 is presented in the Statement of Changes in Net Assets Available for Plan Benefits. The net investment gain consists of interest and dividend income and the net appreciation (depreciation) in the fair value of investments, which consists of realized gains or losses and the unrealized appreciation (depreciation) on those investments.

          3.   Investments:

               The investments reflected in the December 31, 1995 and 1994 Statements of Net Assets Available for Plan Benefits represent the Plan's 12.87% and 12.15% share, respectively, of total investments held in the GPU System Companies Master Savings Plan Trust at December 31, 1995 and 1994.


               At December 31, 1995 and 1994, the total investments held
               in the GPU System Companies Master Savings Plan Trust are summarized as follows:
                                                   1995            1994
                                                 Fair Value     Fair Value
               Fidelity Retirement Growth
                Fund                            $162,014,335* $126,689,195*
               Fidelity Puritan Fund             152,173,577*  122,616,904*
               Fidelity Intermediate Bond
                Fund                              25,474,677    22,605,269*
               Interest Income Fund:
                    Life of Virginia               5,148,872        ---




                                      Continued





                            NOTES TO FINANCIAL STATEMENTS
                                       _______


          3.   Investments, continued:

                    Canada Life                     6,257,685     6,257,678

                    Peoples Security Life          20,081,010    15,482,102
                    CIGNA                              ---       16,684,272
                    AIG Life ABS                    6,613,647        ---
                    CNA Life Insurance Co.             ---       10,647,033
                    Connecticut General            18,019,324        ---
                    Confederation Life Insurance
                     Co.                            5,042,408     5,042,408
                    Fidelity STIF                   4,726,782    15,584,577
                    Hartford Life Insurance Co.        ---        9,874,067
                    Continental Assurance           5,776,161        ---
                    John Hancock Mutual Life
                     Insurance Co.                  8,253,516     7,616,066
                    Metropolitan Life Insurance
                     Co.                            7,645,174     7,038,453
                    Bankers Trust                   9,450,617     9,331,097
                    Prudential Insurance Co.        9,264,691    11,326,444
                    State Mutual                   13,799,689    16,835,406
                    Sun Life of Canada             28,830,422*   27,079,914
                    Protective Life                 6,598,439        ---
                    Sunamerica Life Insurance       8,428,344        ---
                    United of Omaha                 6,092,466        ---
                    GPU Stock Fund                 17,210,880    12,193,358
                    U S Equity Index Fund           6,110,598     2,203,809
                    Fidelity OTC Port. Fund        10,444,313         N/A**
                    Fidelity Overseas Fund          3,802,894         N/A**
                    Fidelity Asset Mgr.-Income
                     Fund                             393,831         N/A**
                    Fidelity Asset Mgr. Fund        1,760,779         N/A**
                    Fidelity Asset Mgr.-Growth
                      Fund                          2,026,570         N/A**

                 Total investments at fair
                  value                          $551,441,701  $445,108,052

               Total investments at cost         $527,508,365  $461,100,465

          * These investments represent 5% or more of the net assets available for benefits.

          ** These investment options were not available to employees at December 31, 1994.






                                      Continued


                                                          NOTES TO FINANCIAL STATEMENTS, Continued

 3.  Investments, Continued:

 Based on participant investment options at December 31, 1995 and 1994, the Plan's investments were broken down as follows:
                                                                1995            1994
 Fidelity Retirement Growth Fund                                35.0%           33.0%
 Fidelity Puritan Fund                                          24.0%           24.0%
 Fidelity Intermediate Bond Fund                                 4.0%            4.0%
 Interest Income Fund                                           30.0%           35.0%
 GPU Stock                                                       3.0%            3.0%
 OTC Portfolio Fund                                              1.0%             -
 Overseas Fund                                                   1.0%             -
 Asset Manager - Income Fund                                     0.0%             -
 Asset Manager Fund                                              0.5%             -
 Asset Manager Growth Fund                                       0.5%             -
 Fidelity S & P 500 Index Fund                                   1.0%            1.0%

 For the years ended December 31, 1995 and 1994, the charges in the accounts of the GPU System Companies
 Master Savings Plan Trust, respectively, are summarized as follows:
                                      Fidelity                       Fidelity
                                     Retirement      Fidelity      Intermediate     Interest                         OTC
                                    Growth Fund    Puritan Fund      Bond Fund     Income Fund     GPU Stock      Port Fund
 Investments, December 31, 1993    $117,026,998    $110,652,603    $24,188,605    $142,680,117    $12,578,457    $    -

 Increases:
    Employee contributions           13,678,517      12,805,338      2,910,100      15,166,264      1,682,999
    Employer contributions            3,746,682       3,738,866        854,255       3,826,377        479,796
    Transfers from affiliated
       pension plans                    448,914         563,534         85,066       2,294,045         39,667
    Transfers between investment
       funds                         (1,874,288)      1,003,973     (3,119,551)      4,845,237       (770,118)
    Interest on loans                   297,179         259,513         52,508         279,148         36,878
    Net investment gain (loss)          (34,331)      1,816,741       (486,245)     10,146,713     (1,170,293)
                                     16,262,673      20,187,965        296,133      36,557,784        298,929         -

 Decreases:
    Distributions and withdrawals     6,600,476       8,223,664      1,879,469      20,438,384        684,028

 Investments, December 31, 1994    $126,689,195    $122,616,904    $22,605,269    $158,799,517    $12,193,358    $    -

 Increases:
    Employee contributions           12,891,222      11,649,890      2,146,543      11,867,160      1,500,215        665,867
    Employer contributions            3,999,243       3,834,776        772,468       3,727,653        474,375        186,905
    Transfers from affiliated
       pension plans                     38,920          56,423          -             245,429          -              -
    Transfers between investment
       funds                         (6,292,886)     (5,489,047)    (1,197,989)     (3,321,386)      (726,638)     8,803,880
    Interest on loans                   293,348         246,449         45,002         280,597         34,183         16,534
    Net investment gain              30,668,548      26,396,455      2,856,433      11,090,054      4,636,792      1,025,339
                                     41,598,395      36,694,946      4,622,457      23,889,507      5,918,927     10,698,525

 Decreases:
    Distributions and withdrawals     6,273,255       7,138,273      1,753,049      12,659,777        901,405        254,212

 Investments, December 31, 1995    $162,014,335    $152,173,577    $25,474,677    $170,029,247    $17,210,880    $10,444,313

                                                                         Continued
                                                                            12a


                                                          NOTES TO FINANCIAL STATEMENTS, Continued


                                                                                                     Fidelity
                                      Overseas     Asset Manager   Asset Manager    Asset Manager    US Equity
                                        Fund           Fund         Growth Fund      Income Fund   (Index Fund)     Total
 Investments, December 31, 1993      $    -         $    -          $    -           $   -         $1,883,574    $409,010,354

 Increases:
    Employee contributions                                                                            394,770      46,637,988
    Employer contributions                                                                            120,481      12,766,457
    Transfers from affiliated
       pension plans                                                                                   25,283       3,456,509
    Transfers between investment
       funds                                                                                          (85,253)              0
    Interest on loans                                                                                   7,201         932,427
    Net investment gain (loss)                                                                         25,391      10,297,976
                                          -              -               -               -            487,873      74,091,357

 Decreases:
    Distributions and withdrawals                                                                     167,638      37,993,659

 Investments, December 31, 1994      $    -         $    -          $    -           $   -         $2,203,809    $445,108,052

 Increases:
    Employee contributions              444,966        169,591         399,346         43,943         540,115      42,318,858
    Employer contributions              122,572         53,038          95,269         13,539         180,828      13,460,666
    Transfers from affiliated
       pension plans                       -             -               -               -               -            340,772
    Transfers between investment
       funds                          3,074,872      1,304,236       1,202,750        324,657       2,317,551               0
    Interest on loans                    13,654          4,384           6,990            578           8,507         950,226
    Net investment gain                 263,077        238,641         372,346         34,491       1,134,367      78,716,543
                                      3,919,141      1,769,890       2,076,701        417,208       4,181,368     135,787,065

 Decreases:
    Distributions and withdrawals       116,247          9,111          50,131         23,377         274,579      29,453,416

 Investments, December 31, 1995      $3,802,894     $1,760,779      $2,026,570       $393,831      $6,110,598    $551,441,701


                                                                         Continued
                                                                            12b





                                                          NOTES TO FINANCIAL STATEMENTS, Continued



 3.  Investments, Continued:

 The net investment gain in the GPU System Companies Master Savings Plan
 Trust for the year ended December 31, 1995 were as follows:
                                         Fidelity                      Fidelity
                                        Retirement     Fidelity      Intermediate    Interest                         OTC
                                       Growth Fund   Puritan Fund      Bond Fund    Income Fund     GPU Stock      Port Fund
 Dividends                            $ 15,534,234   $  7,921,988    $ 1,507,779   $      -        $   677,248    $   559,811
 Interest Income                             -              -              -         11,090,054          -             -
 Net appreciation (depreciation)
   in fair value of investments         15,134,314     18,474,467      1,348,654          -          3,959,544        465,528

   Net investment gains               $ 30,668,548   $ 26,396,455    $ 2,856,433   $ 11,090,054    $ 4,636,792    $ 1,025,339


                                                                                                     Fidelity
                                      Overseas      Asset Manager   Asset Manager   Asset Manager     S&P 500
                                        Fund         Income Fund        Fund         Growth Fund    Index Fund      Total
 Dividends                           $   80,486      $   12,970      $   45,181      $   30,229     $    -       $ 26,369,926
 Interest income                          -               -               -               -              -         11,090,054
 Net appreciation (depreciation)
   in fair value of investments         182,591          21,521         193,460         342,117      1,134,367     41,256,563

   Net investments gains             $  263,077      $   34,491      $  238,641      $  372,346     $1,134,367   $ 78,716,543


                                                                         Continued
                                                                            13a





                                                          NOTES TO FINANCIAL STATEMENTS, Continued



 The net investment gain in the GPU System Companies Master Savings Plan
 Trust for the year ended December 31, 1994 was as follows:
                                         Fidelity                      Fidelity
                                        Retirement     Fidelity      Intermediate    Interest                         OTC
                                       Growth Fund   Puritan Fund      Bond Fund    Income Fund     GPU Stock      Port Fund
 Dividends                            $ 13,199,657   $  9,631,020    $ 1,668,577   $      -        $   742,992    $    -
 Interest income                             -              -              -         10,146,713          -             -
 Net appreciation (depreciation)
   in fair value of investments        (13,233,988)    (7,814,279)    (2,154,822)         -         (1,913,285)        -

   Net investment gains               $    (34,331)  $  1,816,741    $  (486,245)  $ 10,146,713    $(1,170,293)   $    -


                                                                                                     Fidelity
                                      Overseas      Asset Manager   Asset Manager   Asset Manager     S&P 500
                                        Fund         Income Fund        Fund         Growth Fund    Index Fund      Total
 Dividends                           $    -          $    -          $    -          $    -         $    -       $ 25,242,246
 Interest income                          -               -               -               -              -         10,146,713
 Net appreciation (depreciation)
   in fair value of investments           -               -               -               -             25,391    (25,090,983)

   Net investments gains             $    -          $    -          $    -          $    -         $   25,391   $ 10,297,976



 Investment in the GPU Systems Companies Master Savings Plan Trust are carried at fair market value.  Fair market value of assets held by the Trusts are determined as follows:

   Stocks and bonds are valued at the closing market prices on the last business day of the year. Short-term investment group trust funds
   (investment through the custodian bank) and insurance contracts are valued at cost plus accrued interest which approximates market.

                                                                         Continued
                                                                            13b

                            NOTES TO FINANCIAL STATEMENTS
                                       _______



          3.   Investments, continued:

               The GPU System Companies Master Savings Plan Trust consists of separate investment funds, as defined by the Plan, with different investment objectives. The Plan's investment in the investment funds under the GPU System Companies Master Savings Trust are subject to credit risk. The degree and concentration of credit risk varies by fund depending upon the type and diversity of investments.

          4.   Plan Amendments:

               Effective January 1, 1995, the savings plan was amended to reflect an increase in the number of investment options from six funds to eleven funds. These most recent Fidelity investment fund additions include the Overseas, OTC, Asset Manager, Asset Manager Income, and Asset Manager Growth. In addition, the plan was amended to increase the Company matching amount to 50% of an employee's contributions up to 4% of base pay, as agreed to with the union.

               The savings plan document was submitted to the Internal Revenue Service (IRS) for an advance determination of the qualified status of the plans. The IRS agents reviewing the plan requested certain amendments as a condition to their issuing favorable determination letters. The amendments are purely technical in nature and do not affect any of the substantive provisions of the plans.























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